EX-99.1 Certification Pursuant to Section 906

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

Certification of chief executive officer

In connection with the Quarterly Report of Tekron, Inc, a Delaware corporation
(the "Company"), on Form 10-QSB for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Luigi Brun, Chief
Executive Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley
Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Luigi Brun
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    Luigi Brun
    Chief Executive Officer
    August 12, 2003